                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                       Health Management Associates, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]

                       HEALTH MANAGEMENT ASSOCIATES, INC.

                        --------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        --------------------------------

                                FEBRUARY 19, 2002

     The Annual Meeting of Stockholders of HEALTH MANAGEMENT ASSOCIATES, INC. (the Company") will be held at the Philharmonic Center for the Arts, Daniels Pavilion, 5833 Pelican Bay Boulevard, Naples, Florida 34108 on Tuesday, February 19, 2002 at 1:30 p.m., local time, for the following purposes more fully described in the accompanying proxy statement:

     1.   To elect eight directors of the Company.

     2. To transact such other business as may properly come before the Annual Meeting of Stockholders or any adjournment thereof.

     The Board of Directors has fixed the close of business on December 21, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournments thereof.


                                           BY ORDER OF THE BOARD OF DIRECTORS,



                                           /s/ Timothy R. Parry
                                           -----------------------------
                                           Timothy R. Parry,
                                           CORPORATE SECRETARY

Dated:  December 28, 2001

                       HEALTH MANAGEMENT ASSOCIATES, INC.
                           5811 PELICAN BAY BOULEVARD
                           NAPLES, FLORIDA 34108-2710

                              ---------------------
                                 PROXY STATEMENT
                              ---------------------

                                     GENERAL

     This proxy statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of Health Management Associates, Inc. (the Company") to be used at the Annual Meeting of Stockholders of the Company, which will be held on Tuesday, February 19, 2002, at 1:30 p.m., local time, and at any adjournments thereof (the Meeting"). This proxy statement and accompanying form of proxy are being first mailed to stockholders on or about December 28, 2001. The proxy, when properly executed and received by the Corporate Secretary of the Company prior to the Meeting, will be voted as therein specified unless revoked by filing with the Corporate Secretary prior to the Meeting a written revocation or a duly executed proxy bearing a later date. Unless authority to vote for one or more of the director nominees is specifically withheld according to the instructions, a signed proxy will be voted FOR the election of the eight director nominees named herein.

     As of December 21, 2001, the record date for the Meeting, there were 242,118,850 shares of the Company's Class A Common Stock, par value $.01 per share (the Common Stock"), issued and outstanding. Only holders of Common Stock of record on the books of the Company at the close of business on December 21, 2001 are entitled to notice of and to vote at the Meeting and at any adjournments thereof. Each such stockholder is entitled to one vote for each share of Common Stock registered in his name. A majority of the outstanding shares of Common Stock, represented in person or by proxy at the Meeting, will constitute a quorum for the transaction of all business. Abstentions are counted in tabulations of votes cast to determine the total number of votes cast. Abstentions are not counted as votes for or against any matter submitted to a vote of the stockholders at the Meeting. Broker non-votes are not counted as votes cast for purposes of determining whether a matter submitted to a vote of the stockholders has been approved. The Company is a Delaware corporation. Under Delaware law, stockholders do not have appraisal rights with respect to the election of directors. Directors will be elected by a plurality of the votes cast at the Meeting.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by use of the mails, directors, officers or regular employees of the Company, without extra compensation, may solicit proxies personally or by telephone or other telecommunication. The Company has requested persons holding stock for others in their names or in the names of nominees to forward soliciting material to the beneficial owners of such shares and will, if requested, reimburse such persons for their reasonable expenses in so doing.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of December 21, 2001 certain information concerning shares of Common Stock held by (i) each stockholder known by the Company to own beneficially more than five percent of the class, (ii) each director of the Company, (iii) each Named Executive" (see EXECUTIVE COMPENSATION"), and (iv) all directors and executive officers of the Company as a group:


                                                                                     COMMON STOCK
                                                                                  BENEFICIALLY OWNED
                                                                              ---------------------------
            NAME AND ADDRESS OF                                                   NO. OF        PERCENT
           BENEFICIAL OWNER (1)                                                   SHARES        OF CLASS
         -------------------------                                            -------------    ----------
         William J. Schoen (2)............................................     16,679,581            6.6%
           5811 Pelican Bay Blvd.
           Naples, FL 34108-2710

         Joseph V. Vumbacco (3)...........................................      1,518,856            0.6
           5811 Pelican Bay Blvd.
           Naples, FL 34108-2710

         Kent P. Dauten (4)...............................................        390,077            0.2
           520 Lake Cook Road
           Suite 650
           Deerfield, IL 60015

         Donald E. Kiernan................................................          2,500             -
           11643 Elm Ridge
           San Antonio, TX 78230

         Robert A. Knox (5)...............................................        211,529            0.1
           717 Fifth Avenue
           New York, NY 10022

         Charles R. Lees (6)..............................................         78,045              -
           2659 Townsgate Road, Suite 226
           Westlake Village, CA 91361

         Kenneth D. Lewis (7).............................................         40,003              -
           Bank of America Corporate Center
           100 North Tryon Street, 58th Floor
           Charlotte, NC 28255

         William E. Mayberry, M.D. (8)....................................         29,877              -
           826 Rue de Ville
           Naples, FL 34108

         Randolph W. Westerfield, Ph.D....................................          1,875              -
           University of Southern California
           Marshall School of Business
           Hoffman Hall, Suite 800
           Los Angeles, CA  90089


                                                                                     COMMON STOCK
                                                                                  BENEFICIALLY OWNED
                                                                             ----------------------------
            NAME AND ADDRESS OF                                                  NO. OF          PERCENT
           BENEFICIAL OWNER (1)                                                  SHARES         OF CLASS
         -------------------------                                           -------------     ----------

         Robert E. Farnham (9)..............................................      184,805          0.1
           5811 Pelican Bay Blvd.
           Naples, FL 34108-2710

         Timothy R. Parry (10)..............................................      135,752          0.1
           5811 Pelican Bay Blvd.
           Naples, FL 34108-2710

         Stephen M. Ray.....................................................            0            -
           8381 Glenfinnan Circle
           Fort Myers, FL 33912
           (ceased to be an employee in March 2001)

         A I M Management Group Inc. (11)...................................   15,031,971          6.1
           11 Greenway Plaza, Suite 100
           Houston, TX  77046

         AXA Financial, Inc. (12)...........................................   24,521,817         10.0
           1290 Avenue of the Americas
           New York, NY 10104

         FMR Corp. (13).....................................................   12,492,389          5.1
           82 Devonshire Street
           Boston, MA 20109

         All Directors and Executive Officers...............................   19,272,900          7.6
           as a Group (11 persons) (14)
----------

(1) Unless otherwise indicated, each stockholder shown on the table has sole voting and investment power with respect to the shares beneficially owned by him or it. Negligible percentages have been omitted from the table.
(2) The amount shown includes: (a) 10,571,645 shares issuable upon exercise of currently exercisable options; and (b) an aggregate of 6,107,936 shares held by various trusts of which Mr. Schoen is settlor, trustee and/or beneficiary.
(3) The amount shown includes: (a) 1,299,500 shares issuable upon exercise of currently exercisable options; (b) 18,064 shares held in Mr. Vumbacco's account under the Company's Retirement Savings Plan, as to which shares he has investment power only; and (c) 201,292 shares held by Mr. Vumbacco individually, certain of which shares are held in a self-directed IRA in which Mr. Vumbacco has the sole power of disposition.
(4) The amount shown includes 10,469 shares issuable upon exercise of currently exercisable options.
(5) The amount shown includes 9,625 shares issuable upon exercise of currently exercisable options.
(6) The amount shown includes 66,795 shares issuable upon exercise of currently exercisable options.
(7) The amount shown reflects shares issuable upon exercise of currently exercisable options.
(8) The amount shown includes: (a) 24,815 shares issuable upon exercise of currently exercisable options; and (b) 5,062 shares held by Dr. Mayberry as Trustee of the W.E. Mayberry Trust.

(9) The amount shown includes: (a) 161,361 shares issuable upon exercise of currently exercisable options; (b) 7,336 shares held jointly by Mr. Farnham and his wife; and (c) 16,108 shares held in Mr. Farnham's account under the Company's Retirement Savings Plan, as to which shares he has investment power only.
(10) The amount shown includes: (a) 120,000 shares issuable upon exercise of currently exercisable options; (b) 13,295 shares held by Mr. Parry directly; and (c) 2,457 shares held in Mr. Parry's account under the Company's Retirement Savings Plan, as to which shares he has investment power only.
(11) The amount and percentage shown and the following information are derived from Amendment No. 1 to Schedule 13G dated September 10, 2001: AIM Management Group, Inc. (on behalf of AIM Advisors, Inc. and AIM Capital Management, Inc. (Investment Advisors)), has sole voting and sole dispositive power with respect to all of such shares.
(12) The amount and percentage shown and the following information are derived from Amendment No. 4 to Schedule 13G dated June 11, 2001 filed jointly on behalf of AXA, AXA Financial, Inc., and four French mutual insurance companies as a group: Such shares are beneficially owned by Alliance Capital Management L.P. (23,035,807 shares, consisting of 22,985,255 shares of Common Stock and 50,552 shares of Common Stock issuable upon conversion of Convertible Debentures) and The Equitable Life Assurance Society of the United States (1,486,010 shares, consisting of 1,459,700 shares of Common Stock and 26,310 shares of Common Stock issuable upon conversion of Convertible Debentures). All of such shares were acquired solely for investment purposes and by Alliance Capital Management, L.P. on behalf of client discretionary investment advisory accounts. Alliance Capital Management L.P. and The Equitable Life Assurance Society of the United States have sole power to vote a total of 10,667,363 of such shares; Alliance Capital Management L.P. has shared power to vote 8,100,600 of such shares; and Alliance Capital Management L.P. and The Equitable Life Assurance Society of the United States have sole power to dispose of all of such shares.
(13) The amount and percentage shown and the following information are derived from Schedule 13G (Amendment No. 1) of FMR Corp. dated September 10, 2001. The amount shown includes: 12,189,949 shares beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., as a result of its acting as investment advisor to various investment companies (the Funds") registered under Section 8 of the Investment Company Act of 1940 (which amount includes 277,882 shares of Common Stock issuable upon conversion of Convertible Debentures); and (b) 202,210 shares beneficially owned by Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., as a result of its acting as investment manager of certain institutional accounts. Edward C. Johnson 3d, Chairman of FMR Corp., and FMR Corp., through its control of Fidelity Management & Research Company and the Funds, each has sole dispositive power with respect to the shares owned by the Funds. Sole power to vote or direct the voting of these shares resides with the Funds' Boards of Trustees. Mr. Johnson and FMR Corp., through its control of Fidelity Management Trust Company, each has sole voting and dispositive power with respect to the shares owned by Fidelity Management Trust Company. The amount shown also includes 230 shares beneficially owned by Strategic Advisers, Inc. a wholly-owned subsidiary of FMR Corp., which provides investment advisory services to individuals, and 100,000 shares beneficially owned by Fidelity International Limited (FIL"), which provides advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FMR Corp. and FIL are of the view that they are not acting as a group for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act"), and that they are not otherwise required to attribute their beneficial ownership of securities to each other.
(14) See footnotes (2) through (10) to this table.

                              ELECTION OF DIRECTORS

     A Board of Directors consisting of eight directors is to be elected by the stockholders at the Meeting, each to hold office until the next Annual Meeting of Stockholders or until his successor is duly elected and qualified.

     The Nominating Committee of the Board of Directors recommends the election of the eight nominees named below, all of whom are currently directors of the Company. Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, proxies in the enclosed form will be voted FOR the election of each of the eight nominees named below. The Board of Directors does not contemplate that any of the nominees will be unable to serve as a director, but if that contingency should occur prior to the voting of the proxies, the persons named in the enclosed proxy reserve the right to vote for such substitute nominee or nominees as they, in their discretion, shall determine.

     Charles R. Lees, who has been a director of the Company since 1988, is not standing for re-election at the Meeting. However, in recognition of Mr. Lees' many years of dedicated service to the Company, the Board of Directors has bestowed the honorary title of Director Emeritus on Mr. Lees, effective the date of the Meeting.


                                                                                                     YEAR
                                                                                                     FIRST
                                                                                                    ELECTED
                                      NAME AND BACKGROUND                                           DIRECTOR
                                     --------------------                                           -------
   WILLIAM J. SCHOEN, age 66, has served as Chairman of the Board since April 1986. He was            1983
     first elected a director in February 1983, became President and Chief Operating
     Officer in December 1983, Co-Chief Executive Officer in December 1985 and Chief
     Executive Officer in April 1986. He served as President until April 1997 and Chief
     Executive Officer until January 2001. From 1982 to 1987 Mr. Schoen was Chairman of
     Commerce National Bank, Naples, Florida, and from 1973 to 1981 he was President, Chief
     Operating Officer and Chief Executive Officer of The F&M Schafer Corporation, a consumer products company. From 1971 to 1973, Mr. Schoen was President of the Pierce Glass
     subsidiary of Indian Head, Inc., a diversified company. Mr. Schoen also serves on the
     Board of Directors of Horace Mann Insurance Companies.

   JOSEPH V. VUMBACCO, age 56, became Chief Executive Officer of the Company in January               2001
     2001. Prior to that and since April 1997, he has been the Company's President, as well as serving as Chief Administrative Officer and Chief Operating Officer. He
     joined the Company as an Executive Vice President in January 1996 after 14 years with
     The Turner Corporation (construction and real estate), most recently as an Executive
     Vice President. Prior to joining Turner, he served as the Senior Vice President and
     General Counsel for The F&M Schaefer Corporation, and previously was an attorney with the
     Manhattan law firm of Mudge, Rose, Guthrie & Alexander. Mr. Vumbacco was elected a director by the Board of Directors in May 2001.

   KENT P. DAUTEN, age 46, served as a director of the Company from March 1981 through May            1981
     1983, and from June 1985 through September 1988. He was again elected a director in
     November 1988. Since February 1994 Mr. Dauten has been President of Keystone Capital,
     Inc., a private investment advisory firm founded by him. Mr. Dauten was formerly a
     Senior Vice President of Madison Dearborn Partners, Inc., a private equity investment firm, and of First Chicago Investment Corporation and First Capital Corporation of Chicago,
     the venture capital subsidiaries of First Chicago Corporation, where he had been employed in various investment management positions since 1979. Mr. Dauten also serves on the Board of
     Directors of Iron Mountain Incorporated.


                                                                                                   YEAR
                                                                                                   FIRST
                                                                                                  ELECTED
                                      NAME AND BACKGROUND                                        DIRECTOR
                                     --------------------                                         -------

   DONALD E. KIERNAN, age 61, is the retired Senior Executive Vice President and Chief Financial    2001
     Officer of SBC Communications Inc. (telecommunications), a position he held from October
     1993 to August 2001. Prior to that and since 1990, he served as Vice President of Finance for SBC Communications Inc. Mr. Kiernan is a Certified Public Accountant and former partner with Arthur Young & Company, and its successor firm, Ernst & Young LLP.  Mr. Kiernan serves on the Boards of Directors of BioNumerik Pharmaceuticals, Horace Mann Educators
     Corporation and Viad Corp.  Mr. Kiernan was elected a director by the Board of Directors in
     May 2001.

   ROBERT A. KNOX, age 49, became Senior Managing Director of Cornerstone Equity
     Investors, 1985 LLC, an investment advisory firm, in December 1996. From 1994 until December
     1996, he was Chairman and Chief Executive Officer, and from 1984 to 1994 he was President, of
     Prudential Equity Investors, Inc., an investment capital firm. Prior to that and since 1975,
     Mr. Knox was employed by The Prudential Insurance Company of America.  He also serves on the Boards of Directors of True Temper Sports, Inc. and various private companies, and is a Trustee of Boston University.

   KENNETH D. LEWIS, age 54, has served as Chairman, Chief Executive Officer and President          1991
     of Bank of America Corp. since April 2001. From October 1999 until April 2001, he served as President and Chief Operating Officer. Prior to that and since January 1999, he served as
     President, and from September 1998 to January 1999, he served as President, Consumer and
     Commercial Banking, of Bank of America Corp. Prior to that, Mr. Lewis was President of
     NationsBank Corporation, a position that he had held since November 1993. From December 1991 to November 1993 he served as President of General Banking for NationsBank. Prior to that,
     Mr. Lewis had been employed by NCNB Corporation in various capacities since 1969, including
     President of NCNB Texas from 1988 to 1990 and President of NCNB National Bank of Florida from
     1986 to 1988. Mr. Lewis also serves on the Boards of Directors of Bank of America Corp. and
     Lowe's Companies, Inc.

   WILLIAM E. MAYBERRY, M.D., age 72, is the retired President and Chief Executive Officer of       1994
     the Mayo Foundation and the retired Chairman of the Board of Governors of the Mayo Clinic,
     Rochester, Minnesota, where he had been employed in various capacities from 1960 until his retirement in 1992.

   RANDOLPH W. WESTERFIELD, PH.D., age 60, has been the Dean of the Marshall School of Business     2000
     at the University of Southern California, Los Angeles, California, since 1993. Previously, he was a member of the finance faculty at the Wharton School of Business at the University of Pennsylvania, for 20 years. Dr. Westerfield also serves on the Board of Directors of
     William Lyon Homes.

  BOARD MEETINGS AND COMMITTEES OF THE BOARD

     During the fiscal year ended September 30, 2001 (Fiscal 2001"), the Board of Directors held four meetings. Each director attended at least 75% of the Board meetings and meetings of the Board committees on which he served and which were held during his term of office.

     The Company has standing Audit, Compensation and Nominating Committees of the Board of Directors.

     The current members of the Audit Committee are Mr. Dauten (Chairman), Mr. Kiernan, Mr. Lees, Dr. Mayberry and Dr. Westerfield. The Committee reviews with Ernst & Young LLP, the Company's independent auditors, the Company's financial statements and internal accounting procedures, Ernst & Young LLP's auditing procedures and fees, and the possible effects of professional services upon the independence of Ernst & Young LLP. In addition, the Audit Committee provides oversight review of the Company's Corporate Compliance Program. The duties and responsibilities of the Audit Committee are more specifically set forth in the Company's Audit Committee Charter, as adopted by the Board. The Audit Committee held four meetings during Fiscal 2001. The Audit Committee's report relating to Fiscal 2001 appears on page 16 of this proxy statement.

     The current members of the Compensation Committee are Messrs. Dauten, Knox (Chairman) and Lewis. The Committee makes recommendations to the Board with respect to compensation and benefits paid to the Company's senior management. The Compensation Committee also makes determinations under the Company's various plans providing incentive compensation for management. See EXECUTIVE COMPENSATION." The Compensation Committee held four meetings during Fiscal 2001.

     The current members of the Nominating Committee are Messrs. Dauten, Kiernan, Knox and Lewis (Chairman). The Committee makes recommendations about the nomination of candidates for election to the Board. The Committee was formed on September 18, 2001 and met subsequent to September 30, 2001 to recommend the director nominees named in this proxy statement. In the future, the Nominating Committee will consider director nominees recommended by stockholders. Such recommendations should be sent to the Company, to the attention of the Corporate Secretary.

  COMPENSATION OF DIRECTORS

     During Fiscal 2001, the Company paid its non-employee directors $2,000 per quarter for their services as directors and $5,000 for each Board of Directors' meeting attended. All of the Company's directors (other than Mr. Schoen and Mr. Vumbacco, who do not receive director compensation) received such payments, and during Fiscal 2001 such compensation paid aggregated $186,000. The Company also reimburses all of its directors for reasonable expenses incurred in connection with attending Board and Board committee meetings. Except as described under Directors' Stock Options" below, the Company had no other compensation arrangement with any of its non-employee directors during Fiscal 2001.

  DIRECTORS' STOCK OPTIONS

     Pursuant to the Company's Stock Option Plan for Outside Directors, during Fiscal 2001 the Company granted to each of Messrs. Dauten, Kiernan, Knox, Lees, Lewis, Dr. Mayberry and Dr. Westerfield, each a non-employee director of the Company, an option, expiring on May 14, 2011, to purchase 5,000 shares of Common Stock at an exercise price of $16.60 per share. Each such option is exercisable in 1,250-share annual increments commencing one year from the date of the grant. None of such options is transferable except by will or intestacy, and during the optionee's lifetime they are exercisable only by him. Unexercised options lapse 90 days after the optionee ceases to be a director of the Company, except that if the optionee dies while serving as a director, his options lapse six months after death. However, in recognition of Mr. Lees' many years of dedicated service to the Company, in December 2001 the Board of Directors extended all outstanding options held by Mr. Lees so that they will be exercisable until six months following his death, unless they would otherwise expire by their terms.

     During Fiscal 2001, Mr. Lees exercised options to purchase 22,619 shares at $2.22 per share and 7,381 shares at $2.07 per share.

  SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Since the 2001 Annual Meeting of Stockholders, all of the Company's directors, executive officers and more than 10% stockholders complied with the timely filing requirements of Section 16(a) of the Exchange Act. In making the foregoing statement, the Company has relied solely on the written representations of its directors, executive officers and more than 10% stockholders and copies of the reports that they have filed with the Securities and Exchange Commission (the SEC").

                             EXECUTIVE COMPENSATION

     Shown on the table below is information on the annual and long-term compensation for services rendered to the Company in all capacities, for the fiscal years ended September 30, 2001, 2000 and 1999, paid by the Company to those persons who were, during Fiscal 2001, the Chief Executive Officer of the Company and the four most highly compensated other executive officers of the Company (collectively, the Named Executives").


                           SUMMARY COMPENSATION TABLE

                                       ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                                 ------------------------------- ---------------------------------
                                                                          AWARDS          PAYOUTS
                                                         OTHER   ----------------------  ---------
                                                         ANNUAL  RESTRICTED                       ALL OTHER
                                                         COMPEN-   STOCK                   LTIP    COMPEN-
        NAME AND                  SALARY       BONUS     SATION   AWARDS      OPTIONS     PAYOUTS  SATION
   PRINCIPAL POSITION     YEAR    ($) (1)     ($) (2)    ($) (3)  ($) (4)       (#)       ($) (5)    ($)
------------------------  -----  --------    ---------  -------- ---------  ----------   -----------------
WILLIAM J. SCHOEN (6)     2001   $375,000    $187,500    $3,497   $187,500          0    $875,000     0
Chairman of the Board     2000    600,000     650,000     3,497    650,000  1,000,000     450,000     0
                          1999    581,250     383,625     3,333    383,625  1,000,000     300,000     0

JOSEPH V. VUMBACCO        2001   $556,250    $695,313    $3,497   $695,313    750,000           0     0
President and             2000    375,000     406,250     2,498    406,250    500,000           0     0
Chief Executive Officer   1999    368,750     243,375     2,458    243,375    500,000           0     0

ROBERT E. FARNHAM (7)     2001   $187,841    $172,500    $3,497   $172,500    100,000           0     0
Senior Vice President and
Chief Financial Officer

TIMOTHY R. PARRY          2001   $210,000    $157,500    $3,497   $157,500    100,000           0     0
Vice President,           2000    161,250      94,375     3,497     94,375    100,000           0     0
General Counsel and       1999    149,000      49,170     3,333     49,170    100,000           0     0
Corporate Secretary

STEPHEN M. RAY            2001   $139,607           0    $1,457          0          0           0     0
(Former) Executive        2000    200,000    $166,667     3,497   $166,667    200,000           0     0
Vice President and        1999    191,000      90,486     3,333     90,486    200,000           0     0
Chief Financial Officer
(ceased to be an employee
in March 2001)
----------

(1) The amounts shown include cash compensation earned and paid during the fiscal year indicated as well as cash compensation deferred at the election of each Named Executive.
(2) The bonuses shown were awarded and paid in the succeeding fiscal year for services rendered during the fiscal year indicated.

(3) The amounts shown include employer contributions to the Company's Retirement Savings Plan, a 401(k) plan. The amounts shown do not include the value of perquisites and other personal benefits because the aggregate amount of such compensation for each fiscal year shown did not exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus shown for the Named Executive.
(4) The amounts shown reflect contingent awards of Common Stock pursuant to the Company's 1996 Executive Incentive Compensation Plan (the EICP"). The awards shown were made in the succeeding fiscal year for services rendered during the fiscal year indicated, and the dollar values shown represent the aggregate market value of the shares awarded on the respective dates of the awards. Without giving effect to awards made after the close of Fiscal 2001, the aggregate numbers and dollar values of such shares credited to the respective individuals' contingent award accounts at Fiscal 2001 year-end, based on the market value of the Common Stock at Fiscal 2001 year-end ($20.76 per share), were: Mr. Schoen - 122,250 shares ($2,537,910); Mr. Vumbacco - 74,118 shares ($1,538,690); Mr. Farnham -
     6,283 shares ($130,435); Mr. Parry - 16,455 shares ($341,606); and Mr. Ray
     - 0 shares ($0). Dividends are not payable on such shares, but customary anti-dilution adjustments apply in the event of stock splits and stock dividends.
(5) The amounts shown reflect the payment of benefits under the Company's Supplemental Executive Retirement Plan. See EXECUTIVE COMPENSATION - Supplemental Executive Retirement Plan."
(6)  Mr. Schoen served as Chief Executive Officer until January 2001.
(7) Mr. Farnham has served as an executive officer since March 2001, but the information shown for Fiscal 2001 includes compensation paid him for the entire fiscal year.

STOCK OPTIONS

     Shown below is further information on grants of stock options during Fiscal 2001 to the Named Executives. No stock appreciation rights (SARs") were granted in Fiscal 2001, and there are no SARs outstanding.


                          OPTION GRANTS IN FISCAL 2001

                                                                                              GRANT DATE
                                    INDIVIDUAL GRANTS                                            VALUE
-------------------------------------------------------------------------------------------  ------------
                                      PERCENT OF
                                        TOTAL
                                       OPTIONS
                                      GRANTED TO
                                        OPTIONS       EMPLOYEES    EXERCISE                   GRANT DATE
                                        GRANTED       IN FISCAL      PRICE     EXPIRATION    PRESENT VALUE
                NAME                      (#)           YEAR        ($/SH)        DATE          ($) (1)
               ------                  ---------     ----------    --------    ----------    ------------

William J. Schoen                             0            -             -             -               0
Joseph V. Vumbacco                      750,000            26.7%    $16.60       5/14/11      $7,192,500
Robert E. Farnham                       100,000            3.6       16.60       5/14/11         959,000
Timothy R. Parry                        100,000            3.6       16.60       5/14/11         959,000
Stephen M. Ray                                0            -             -             -               0
(ceased to be an employee
in March 2001)
----------

(1) The hypothetical grant date present value for the options granted during Fiscal 2001 is presented pursuant to the rules of the SEC and is calculated under the modified Black-Scholes Model for pricing options, a mathematical formula used to value options traded on stock exchanges. This formula considers a number of factors in forecasting an option's present value. Factors used to value the options shown on the table include the expected volatility rate of the shares underlying the options (0.489), risk free rate of return (5.51%), dividend yield (0%), projected time of exercise (7 years) and projected risk of forfeiture rate for vesting period (0% per annum). The actual before-tax amount, if any, realized upon the exercise of stock options will depend upon the excess, if any, of the market price of the Common Stock over the exercise price per share of the Common Stock at the time an option is exercised. There is no assurance that the hypothetical grant date present value of the options reflected on this table will be realized.

     Shown below is information with respect to option exercises by the Named Executives during Fiscal 2001 and unexercised options to purchase Common Stock, granted to the Named Executives during and prior to Fiscal 2001 and held by them at the end of Fiscal 2001.


                   AGGREGATED OPTION EXERCISES IN FISCAL 2001
                       AND FISCAL YEAR-END OPTION VALUES*

                                                      NUMBER OF UNEXERCISED      VALUE OF UNEXERCISED
                                                          OPTIONS HELD AT        IN-THE-MONEY OPTIONS AT
                            SHARES                     FISCAL YEAR-END (#)      FISCAL YEAR-END ($) (1)
                         ACQUIRED ON     VALUE      ------------------------- ----------------------------
          NAME           EXERCISE (#) REALIZED ($)  EXERCISABLE UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
         ------          ------------ ------------  ----------- ------------- -------------  -------------
William J. Schoen           265,000    $4,192,250   11,478,645           0    $132,015,781             0
Joseph V. Vumbacco          200,000     2,154,000    1,299,750   1,375,000      10,563,018    $8,298,125
Robert E. Farnham            25,047       491,234      161,361     136,625       1,922,496       665,804
Timothy R. Parry             29,200       300,176      120,000     234,395         739,550     1,451,625
Stephen M. Ray              100,000       428,057            0           0               0             0
(ceased to be an employee
in March 2001)
----------

* Pursuant to anti-dilution provisions of the respective plans, all numbers of shares and per share prices have been adjusted to give effect, as applicable, to seven 3-for-2 stock splits in the form of stock dividends paid on April 9, 1992, November 3, 1993, June 17, 1994, October 20, 1995, June 14, 1996, October 23, 1997 and July 17, 1998.
(1) Expressed as the excess of the market value of the Common Stock at Fiscal 2001 year-end ($20.76 per share) over the exercise price of each option.

EMPLOYMENT AGREEMENTS

     The Company has an Employment Agreement with William J. Schoen, dated January 2, 2001, providing for him to serve as Chairman of the Company and Chairman of the Board until January 1, 2004 at an annual base salary of $300,000. Under his Employment Agreement, all options previously awarded to Mr. Schoen have vested and become exercisable and all of Mr. Schoen's prior stock awards continue in effect. Additionally, Mr. Schoen's retirement benefit under the Company's Supplemental Executive Retirement Plan (see EXECUTIVE COMPENSATION
- Supplemental Executive Retirement Plan") increased to $1,000,000, which amount is also payable to Mr. Schoen's spouse for up to ten years following Mr. Schoen's death. Mr. Schoen is also entitled to participate in the Company's health, disability and other benefit plans, as well as to certain fringe benefits. If Mr. Schoen retires from the Company with the approval of the Board (not to be unreasonably withheld) or if Mr. Schoen dies or becomes disabled, Mr. Schoen's prior stock awards will continue in effect. Should the Company terminate Mr. Schoen's employment without defined cause, or should there be a defined change in control of the Company, then Mr. Schoen will be entitled to a lump sum payment equal to the gross income paid him by the Company for the preceding three years, and to such additional funds necessary to pay certain excise and other taxes. In such event, all of Mr. Schoen's prior stock awards will also continue in effect. Mr. Schoen has agreed not to compete with the Company or its affiliates during the term of the Employment Agreement.

     The Company does not have employment agreements with any of its other executive officers.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The Company's Supplemental Executive Retirement Plan (the Supplemental Plan") is a deferred compensation plan for key executive employees that is not intended to be tax-qualified. It commenced on May 1, 1990 for the Company's executive officers. Each participant in the Supplemental Plan is entitled to receive a fixed monthly benefit, commencing on his normal retirement date, for the longer of 120 months or his life. The monthly benefit, which is determined by the Board of Directors, may vary for each participant and may be increased periodically by the Board. During Fiscal 2001, the Company recorded $240,000 of deferred compensation expense in respect of the Supplemental Plan. To qualify for benefits, a participant must continue as an employee until age 62 and must be an employee for at least five years after commencing participation. With respect to participants who have met these qualifications, a rabbi trust" has been established to hold Company contributions. Generally, no benefit is paid if employment is terminated before a participant reaches his normal retirement date, regardless of the reason. However, benefits are payable if a participant's employment is terminated by the Company following a change of ownership" of the Company (as that term is defined in the Supplemental Plan). Upon such a change of ownership," a rabbi trust" must be established for participants who have not begun to receive benefit payments and the Company must make contributions to such trust in accordance with the Supplemental Plan. In that case, the actuarial equivalent of a participant's retirement benefit is paid in a single sum as soon as practicable after termination of employment for any reason. If such a change of ownership occurs after a participant has already begun to receive benefit payments, the actuarial equivalent of the remaining benefits payable will be paid in a single sum. In the event a participant dies after qualifying for retirement benefits but before all retirement benefits are paid, the remaining benefits payable will be paid to the participant's designated beneficiary or legal representative. Life insurance contracts have been purchased by the Company to provide some or all of the benefits under the Supplemental Plan. Such contracts may be held by, or made payable to, any rabbi trusts" established in connection with the Supplemental Plan.

REPORT OF COMPENSATION COMMITTEE WITH RESPECT TO EXECUTIVE COMPENSATION

  EXECUTIVE COMPENSATION PHILOSOPHY

     The fundamental compensation philosophy of the Board of Directors is that there should be a substantial and meaningful connection between executive compensation and stockholder value. Under the supervision of the Compensation Committee of the Board of Directors (the Compensation Committee"), which is comprised of outside directors and which also administers the EICP, the Company's prior Stock Incentive Plan for Corporate Officers and Management Staff (the Stock Incentive Plan") and the Company's prior stock option plans, the Company has developed and implemented compensation policies, plans and programs designed to enhance the quality of health care services as well as increase stockholder value by aligning closely the financial interests of the Company's executive officers with those of its stockholders. In furtherance of these goals, annual base salaries are intended to serve as only a portion of an executive's total achievable compensation. The Board of Directors believes that attracting and retaining executives of high quality is essential to the Company's growth and success. The Board of Directors further believes that the long term success of the Company is enhanced by a comprehensive compensation program that includes different types of incentives for motivating executives and rewarding outstanding service, including awards that link compensation to applicable measures of Company performance. The Company relies to a large degree on annual and long-term incentive compensation to attract and retain executives of outstanding ability and to motivate them to perform to the full extent of their abilities. Both the annual and long-term components of the incentive compensation policy are closely tied to quality of health care services provided, profitability and stockholder value. In years of outstanding achievement, executive officers will be substantially rewarded for their respective contributions to the Company's success through a combination of cash and stock-based incentive awards.

  THE EICP

     The EICP, which was approved by the stockholders in 1996, is a comprehensive executive compensation plan which provides for grants of performance or annual incentive awards that may be settled in cash, stock or other property, as well as stock options, SARs, restricted stock, deferred stock and other stock-related awards.

  EXECUTIVE OFFICER COMPENSATION

     The Company's current total compensation program for executive officers consists of both cash and stock-based compensation. The annual cash compensation consists of a base salary determined at the beginning of each calendar year and the awarding of incentive bonuses pursuant to the EICP, as described below. The base salaries are fixed at levels that the Compensation Committee believes to be generally below amounts paid to highly qualified senior executives at other large companies engaged in similar businesses as the Company. Salaries are reviewed on an annual basis and may be increased at that time based on (i) the Compensation Committee's consensus that the individual's contribution to the Company has increased, and (ii) increases in competitive pay levels.

     In general, annual cash compensation incentives for executives are intended to reflect the Company's belief that management's contribution to improving the quality of health care services and stockholder return are related to earnings growth. Under the current incentive compensation program under the EICP (which parallels the prior Incentive Compensation Plan), a bonus (calculated as a percentage of base salary) is paid to participants for each year in which the Company achieves, in audited fiscal year-end results, at least 75% of its profit plan. Each participant in this incentive compensation program is in one of eight bonus categories (ranging from 10% to 125% of base salary), and his proportionate share of the annual bonus depends upon the profit percentage achieved by the Company. Participants in this incentive compensation program are selected and assigned to bonus categories by the Compensation Committee, and all of the Company's executive officers are participants.

     Long-term incentives are currently intended to be provided through the grant of stock options and contingent stock awards. Under the EICP, the Compensation Committee has the authority to determine the individuals to whom stock options are granted, the terms on which option grants are made, and the term of and the number of shares subject to each option. Through the grant of stock options, the objective of aligning executive officers' long-range interests with improving health care services and stockholder return are met by providing the executive officers with the opportunity to build a meaningful stake in the Company. In granting stock options to the Company's senior management, the Compensation Committee reviews and considers the individual awards, taking into account the respective scope of accountability, strategic and operational goals, and anticipated performance requirements and contributions of each option grantee. During Fiscal 2001, options to purchase an aggregate of 2,804,000 shares of Common Stock were granted under the EICP, including options to purchase an aggregate of 950,000 shares granted to the Named Executives. See EXECUTIVE COMPENSATION - Stock Options."

     Under the current stock incentive program under the EICP (which parallels the prior Stock Incentive Plan), the Compensation Committee has the authority to award shares of Common Stock to all executive officers and senior managers of the Company. In making such awards, the Compensation Committee considers all of the factors discussed, and follows the procedure described, in the preceding paragraph.

     Stock awards under the prior Stock Incentive Plan and the stock incentive program under the EICP are generally contingent upon completion of four additional years of employment with the Company. The market value as of the award grant date of the shares credited to an executive's contingent award account for any fiscal year may not exceed 100% of the executive's bonus for the same year under the incentive compensation program discussed above. No shares are issued or reserved for the executive's account at the time of an award, but are instead issued after the fourth anniversary of the award grant date, provided the executive is still an employee of the Company. During Fiscal 2001, the Company recorded $2,100,000 of deferred compensation expense in respect of such stock awards.

     Executive officers may also participate in the Company's Retirement Savings Plan, a 401(k) plan, which includes both employer and employee contributions. In addition, the Company has a deferred compensation program which provides payments to key executive employees selected by the Board of Directors who reach normal retirement age. The amount of the benefit provided each executive is at the discretion of the Board. See EXECUTIVE COMPENSATION - Supplemental Executive Retirement Plan."

  CHIEF EXECUTIVE OFFICER COMPENSATION

     The key performance measure used to determine Mr. Vumbacco's Fiscal 2001 compensation package was the Compensation Committee's assessment of his ability and dedication to provide the leadership and vision necessary to enhance the long-term value of the Company.

     For Fiscal 2001, the Board of Directors fixed Mr. Vumbacco's salary at $600,000. The Compensation Committee believes that Mr. Vumbacco's salary is fixed at a level which is below the amounts paid to other chief executive officers with comparable qualifications, experience, responsibilities and proven results at other large companies engaged in similar businesses.

     Consistent with the Company's executive compensation philosophy, Mr. Vumbacco's total compensation package depends largely on annual and long-term incentive compensation. The annual incentive component is currently made up of a cash bonus under the incentive compensation program of the EICP, paid after the end of the fiscal year and based on the quality of health care services delivered by the Company's hospitals and the profitability of the Company. The long-term incentive component currently takes the form of stock options and contingent stock awards under the EICP. Mr. Vumbacco is also eligible to receive other awards under the EICP. Both the annual and long-term components of Mr. Vumbacco's incentive compensation are variable and closely tied to corporate performance in a manner which encourages dedication to improving health care services and building stockholder value.

     In evaluating the performance and setting the incentive compensation of Mr. Vumbacco as the Company's Chief Executive Officer, the Compensation Committee has taken particular note of Mr. Vumbacco's role in the outstanding QSM patient satisfaction survey results achieved by the Company during Fiscal 2001. QSM is a quality management program that questions patients on various topics relating to health care services and compares the results against specific patient-care objectives set by management and staff physicians. In addition, the Compensation Committee considered Mr. Vumbacco's strong leadership in the Company's acquisition of three hospitals during Fiscal 2001 (which acquisitions increased the Company's licensed beds by approximately 9%), as well as a substantial annual increase in the Company's stockholder value since Mr. Vumbacco became a key executive officer in 1996.

     Among the key indicators of the Company's performance in Fiscal 2001, net patient service revenue increased 19% from $1,577.8 million in Fiscal 2000 to $1,879.0 million in Fiscal 2001, and net income (before non-cash, non-recurring charges) increased 22% from $167.7 million in Fiscal 2000 to $205.3 million in Fiscal 2001. Diluted earnings per share (before non-cash, non-recurring charges) increased 18% from $0.68 in Fiscal 2000 to $0.80 in Fiscal 2001.

     In addition to leading the Company to outstanding financial achievements, Mr. Vumbacco has established a strong record in the areas of quality of health care services provided, innovation and management efficiency and has aggressively pursued new areas for growth.

     Mr. Vumbacco's short-term and long-term incentive compensation package for Fiscal 2001 includes a cash bonus in an amount equal to 125% of his annual salary, a contingent stock award in an amount equal to his cash bonus, and the grant of an option to purchase 750,000 shares of Common Stock. Mr. Vumbacco's compensation package focuses on the importance of improving the health care services delivered by the Company's hospitals as well as increasing stockholder value, by providing him with significant short-term and long-term incentive compensation during periods when performance objectives have been met or exceeded.



                                                     Compensation Committee:


                                                     ROBERT A. KNOX, CHAIRMAN
                                                     KENT P. DAUTEN
                                                     KENNETH D. LEWIS

STOCK PRICE PERFORMANCE GRAPH

     The following graph sets forth a comparison of the cumulative total stockholder return on the Common Stock during the five-year period ended September 30, 2001, based on the market price thereof and taking into account all stock splits in the form of stock dividends paid through Fiscal 2001 year-end, with the cumulative total return of companies on the Standard & Poor's 500 Stock Index and companies on the S&P Health Care Sector Index.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS



                              [PERFORMANCE GRAPH]



     ASSUMES $100 INVESTED ON SEPTEMBER 30, 1996 IN THE COMPANY'S COMMON STOCK, THE COMPANIES COMPRISING THE STANDARD & POOR'S 500 STOCK INDEX AND THE COMPANIES CURRENTLY COMPRISING THE S&P HEALTH CARE SECTOR INDEX. TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS.

     There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will neither make nor endorse any predictions as to future stock performance.

                              CERTAIN TRANSACTIONS

     Pursuant to a Registration Agreement dated as of September 2, 1988, William
J. Schoen, the Chairman of the Company, and Robert A. Knox, a director of the Company, have certain demand registration rights and piggyback" registration rights, at the Company's expense, with respect to registration under the Securities Act of all of their shares of Common Stock.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The firm of Ernst & Young LLP, Certified Public Accountants, has been selected as the Company's independent accountant for the fiscal year ending September 30, 2002. Ernst & Young LLP was also the Company's independent accountant for Fiscal 2001. A representative of Ernst & Young LLP is expected to be present at the Meeting. That representative will have an opportunity to make a statement, if he should so desire, and will be available to respond to appropriate questions.

AUDIT FEES

     For Fiscal 2001, Ernst & Young LLP billed the Company an aggregate of $702,000 for professional services rendered for the audit of the Company's Fiscal 2001 financial statements and the review of the Company's financial statements included in the quarterly reports on SEC Form 10-Q filed by the Company in Fiscal 2001.

FINANCIAL INFORMATION SYSTEMS AND IMPLEMENTATION FEES

     No fees were billed by Ernst & Young LLP to the Company for professional services rendered for information technology services relating to financial information systems design and implementation for Fiscal 2001.

ALL OTHER FEES

     For Fiscal 2001, Ernst & Young billed the Company an aggregate of $543,000 for services rendered to the Company other than the services described above under Audit Fees" and Financial Systems Design and Information Fees." These services consisted of tax services, audits of the Company's employee benefit plans, other statutorily required audits and other advisory services.

REPORT OF THE AUDIT COMMITTEE TO STOCKHOLDERS

     The Audit Committee of the Board of Directors (the Audit Committee") is currently comprised of five members of the Company's Board of Directors, each of whom is independent pursuant to the New York Stock Exchange's listing standards. The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, as adopted by the Board of Directors. The Audit Committee Charter was included as an exhibit to the Company's proxy statement for the 2001 Annual Meeting of Stockholders. The Audit Committee, among other things, recommends to the Board of Directors: (i) that the audited financial statements be included in the Company's Annual Report on Form 10-K; and (ii) the selection of the independent auditors to audit the books and records of the Company.

     The Audit Committee has: (i) reviewed and discussed the Company's audited financial statements for Fiscal 2001 with the Company's management and with Ernst & Young LLP, the Company's independent auditors; (ii) discussed with the Company's independent auditors the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards); and (iii) received and discussed the written disclosures and the letter from the Company's independent auditors required by Independence Standards

Board Statement No. 1 (Independent Discussions with Audit Committees). When considering Ernst & Young LLP's independence, the Audit Committee considered whether Ernst & Young LLP's provision of services to the Company beyond those rendered in connection with their audit and review of the Company's consolidated financial statements was compatible with maintaining auditor independence. The Audit Committee also reviewed, among other things, the amount of fees paid to Ernst & Young LLP for audit and non-audit services.

     Based on our review of such discussions and reports, and subject to the limitations on the Committee's role and responsibilities contained in the Audit Committee Charter, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements for Fiscal 2001 be included in the Company's Annual Report on Form 10-K. The Committee has also recommended the selection of the Company's independent auditors, and, based on this recommendation, the Board has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 2002.



                                                  Audit Committee:


                                                  KENT P. DAUTEN, CHAIRMAN
                                                  DONALD E. KIERNAN
                                                  CHARLES R. LEES
                                                  WILLIAM E. MAYBERRY, M.D.
                                                  RANDOLPH W. WESTERFIELD, PH.D.

                  STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     In order for any stockholder proposal to be included in the Company's proxy statement to be issued in connection with the 2003 Annual Meeting of Stockholders, such proposal must be received by the Company no later than August 30, 2002. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such Annual Meeting. Stockholder proposals that are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before the 2003 Annual Meeting of Stockholders if notice thereof is received by the Company no later than November 12, 2002.

                                  OTHER MATTERS

     The Board of Directors does not know of any other matters that may be presented for action at the Meeting. Should any other matters come before the Meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.


                                           BY ORDER OF THE BOARD OF DIRECTORS,

                                           /s/ Timothy R. Parry,
                                           -----------------------------------
                                           Timothy R. Parry,
                                           CORPORATE SECRETARY

Dated:  December 28, 2001

                            ^ FOLD AND DETACH HERE ^
--------------------------------------------------------------------------------



                                     PROXY

                       HEALTH MANAGEMENT ASSOCIATES, INC.

                      2002 Annual Meeting of Stockholders

     The undersigned hereby appoints WILLIAM J. SCHOEN and TIMOTHY R. PARRY, and each and any of them, proxies for the undersigned with full power of substitution, to vote all shares of the Common Stock of HEALTH MANAGEMENT ASSOCIATES, INC. (the "Company") owned by the undersigned at the Annual Meeting of Stockholders to be held at the Philharmonic Center for the Arts, Daniels Pavilion, 5833 Pelican Bay Boulevard, Naples, Florida 34108, on Tuesday, February 19, 2002 at 1:30 p.m., local time, and at any adjournments thereof:

1. Election of Directors.

     / / FOR all nominees listed below        / / WITHHOLD AUTHORITY to vote
         (except as marked to the contrary).      for all nominees listed below.

   INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME LISTED BELOW.

William J. Schoen     Joseph V. Vumbacco     Kent P. Dauten    Donald E. Kiernan
            Robert A. Knox     Kenneth D. Lewis William E. Mayberry, M.D.
                           Randolph W. Westerfield, Ph.D.

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

                 (CONTINUED AND TO BE SIGNED, ON REVERSE SIDE)

                            ^ FOLD AND DETACH HERE ^
--------------------------------------------------------------------------------



     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. THIS PROXY REVOKES ANY PRIOR PROXY GIVEN BY THE UNDERSIGNED. UNLESS AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES IS SPECIFICALLY WITHHELD ACCORDING TO THE INSTRUCTIONS, A SIGNED PROXY WILL BE VOTED FOR THE ELECTION OF THE EIGHT NAMED NOMINEES FOR DIRECTORS. THE UNDERSIGNED ACKNOWLEDGES RECEIPT WITH THIS PROXY OF A COPY OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT DATED DECEMBER 28, 2001, DESCRIBING MORE FULLY THE PROPOSALS SET FORTH HEREIN. DATED: , 2002




                                   Date:                                  , 2002
                                        ----------------------------------

                                   ---------------------------------------------

                                   ---------------------------------------------
                                           Signature(s) of Stockholder(s)

                                   Please date and sign name exactly as it
                                   appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the stockholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation, indicating his/her title.